SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018

J & J SNACK FOODS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	0-14616	22-1935537
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Organization)	File Number)	Identification No.)

6000 Central Highway, Pennsauken, NJ 08109

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (856) 665-9533

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  )     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(  )     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

(  )     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

(  )     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.07   Submission of Matters to a Vote of Security Holders.

The results of voting at the Annual Meeting of Shareholders held on February 9, 2018 is as follows:

Votes

Proposal 1	Votes For	Withheld
Election of
Sidney R. Brown	15,696,763	1,069,545
as Director

Proposal 2	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Advisory Vote on
the Approval of	13,295,492	3,452,208	11,468	7,140
the Compensation
of Executives

Proposal 3	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Proposal to Approve the
Company’s 2017 Stock	16,143,422	608,987	6,757	7,142
Option Plan

Based upon review of the above results of voting, the Board of Directors plans to submit Proposal 2 for a shareholder vote at its Annual Meeting of Shareholders to be held in February 2019.

The Company had 18,667,235 shares outstanding on December 13, 2017, the record date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J & J SNACK FOODS CORP.

By: /s/ Gerald B. Shreiber

Gerald B. Shreiber
President

/s/ Dennis G. Moore

Dennis G. Moore
Chief Financial Officer

Date: February 12, 2018

3